Exhibit 99.1

Lincare Holdings Inc. Announces Fourth Quarter and Year Ended 2010 Financial Results

Press Release Source: Lincare Holdings Inc. On Monday February 7, 2011, 4:30 pm EST

CLEARWATER, Fla., Feb. 7, 2011 (GLOBE NEWSWIRE) — Lincare Holdings Inc. (Nasdaq:LNCR - News) today announced financial results for the fourth quarter and year ended December 31, 2010.

For the quarter ended December 31, 2010, net revenues were $422.1 million, a 4.0% increase over net revenues of $405.8 million for the fourth quarter of 2009. The Company estimates that the 4.0% increase in net revenues in the fourth quarter of 2010 was comprised of approximately 8.0% internal and acquisition growth offset by approximately 4.0% negative impact from $16.0 million of Medicare payment changes during the fourth quarter of 2010. Net income for the quarter ended December 31, 2010, was $46.1 million, a 13.4% increase over net income of $40.6 million for the fourth quarter of 2009. Diluted earnings per share were $0.48 for the quarter ended December 31, 2010, a 17.6% increase over diluted earnings per share of $0.41 for the comparable prior year period.

Revenues for the year ended December 31, 2010, were $1.669 billion, a 7.7% increase over net revenues of $1.550 billion for the comparable period in 2009. The Company estimates that the 7.7% increase in net revenues for the year ended December 31, 2010, was comprised of approximately 9.9% internal and acquisition growth offset by approximately 2.2% negative impact from $34.9 million of Medicare payment changes in 2010. Net income for the year ended December 31, 2010, was $181.6 million, a 33.4% increase over net income of $136.1 million for the prior year. Diluted earnings per share were $1.87 for the year ended December 31, 2010, a 41.1% increase over diluted earnings per share of $1.32 for the comparable period last year.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We remain committed to increasing our market leading positions in our core respiratory product lines and investing in the expansion of our service offerings through organic investment and selective acquisitions. As the nation’s leading provider of chronic respiratory disease management therapies in the home setting, we serve a growing population of chronically ill seniors that require our continuous support throughout the progression of their disease. As a home-based provider of cost-efficient health care services to our nation’s seniors delivered through our national network of local distribution and sales centers, we offer an attractive and preferred alternative that can avoid or delay higher-cost acute and facility-based care.”

Lincare generated $360.8 million of cash from operating activities during 2010 and invested $110.2 million in net capital expenditures and $11.4 million in business acquisitions. During 2010, Lincare repurchased $100.0 million of its common stock in open market transactions and paid $39.2 million of cash dividends. As of December 31, 2010, total long-term obligations, including current installments, were $494.9 million and cash and investments were $204.2 million. Common shares outstanding at December 31, 2010 were 96,270,308.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 750,000 customers in 48 states through 1,090 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	December 31, 2010	December 31, 2009
Net revenues	$422,126	$405,800

Cost and expenses:
Costs of goods and services	114,175	113,417
Operating expenses	100,729	97,477
Selling, general and administrative expenses	85,358	83,229
Bad debt expense	8,443	6,087
Depreciation and amortization expense	28,936	28,767

Operating income	84,485	76,823

Interest expense, net	9,008	8,706

Income before income taxes	75,477	68,117

Income taxes	29,406	27,506

Net income	$46,071	$40,611

Basic earnings per common share	$0.49	$0.41

Diluted earnings per common share	$0.48	$0.41

Dividends declared per common share	$0.20	$0.00

Weighted average number of common shares outstanding	94,192,007	98,527,607

Weighted average number of common shares and common share equivalents outstanding	96,088,643	99,619,817

	For the year ended
	December 31, 2010	December 31, 2009
Net revenues	$1,669,205	$1,550,477

Cost and expenses:
Costs of goods and services	453,905	431,291
Operating expenses	399,393	389,759
Selling, general and administrative expenses	333,094	330,589
Bad debt expense	31,849	23,257
Depreciation and amortization expense	116,783	118,120

Operating income	334,181	257,461

Interest expense, net	35,688	34,074

Income before income taxes	298,493	223,387

Income taxes	116,919	87,291

Net income	$181,574	$136,096

Basic earnings per common share	$1.91	$1.33

Diluted earnings per common share	$1.87	$1.32

Dividends declared per common share	$0.40	$0.00

Weighted average number of common shares outstanding	95,294,614	102,114,275

Weighted average number of common shares and common share equivalents outstanding	97,129,998	102,745,920

LINCARE HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$164,203	$20,428
Short-term investments	40,000	58,650
Restricted cash	345	0
Accounts receivable, net	186,001	159,542
Income tax receivable	9,443	3,325
Inventories	13,276	13,617
Prepaid and other current assets	3,542	3,742
Deferred income taxes	26,488	25,646

Total current assets	443,298	284,950

Property and equipment, net	338,778	339,250
Other assets:
Goodwill	1,258,065	1,243,404
Other	7,690	9,590

Total other assets	1,265,755	1,252,994

Total assets	$2,047,831	$1,877,194

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term obligations	$619	$2,767
Accounts payable	64,078	49,959
Accrued expenses:
Compensation and benefits	39,500	42,016
Liability insurance	19,052	19,461
Other current liabilities	51,501	49,264

Total current liabilities	174,750	163,467

Long-term obligations, net, excluding current installments	494,271	482,104
Deferred income taxes and other taxes	381,061	329,708

Total liabilities	1,050,082	975,279

Commitments and contingencies

Stockholders’ equity:
Common stock	963	980
Additional paid-in capital	681,988	632,653
Retained earnings	314,798	268,282

Total stockholders’ equity	997,749	901,915

Total liabilities and stockholders’ equity	$2,047,831	$1,877,194

Contact:

Paul G. Gabos

(727) 530-7700